Ceramics Process Systems Corporation
Grant Bennett
President
111 South Worcester Street
Chartley, MA 02712
Telephone: (508) 222-0614 ext 218
Fax: (508) 222-0220
Web Site: www.alsic.com

CERAMICS PROCESS SYSTEMS CHANGES NAME TO

CPS TECHNOLOGIES CORPORATION

Chartley, Massachusetts, March 15, 2007. Ceramics Process Systems Corporation (CPS) (OTCBB: CPSX) today announced that effective immediately we have changed our name to CPS Technologies Corporation.

CPS began as a developer of engineering ceramics, but we have significantly expanded our technology base, customer base and manufacturing capability since our founding. Today we provide advanced material solutions to the electronics, robotics, automotive and other industries. CPS products are found in cellular telephone infrastructure equipment, network servers, motor controllers for electric trains, subway cars and wind turbines, and many other applications. Our products allow our customers to improve the performance, increase the reliability, and reduce the cost of their products.

CPS has a proprietary, leading position today in a new class of materials, metal matrix composites, which are a combination of metals and ceramics. Management believes that like plastics 80 years ago, this new class of materials will penetrate many end markets over many years.

As CPS has evolved from a developer of engineering ceramics to a high-volume producer of metal matrix composites and other advanced material solutions, our customers have come to refer to us as CPS. This name change formally acknowledges that this transition to CPS Technologies, a high-volume producer of advanced material solutions, has occurred.

CPS` ticker symbol, CPSX, will remain the same. Our new CUSIP number is 12619F104.

This release may contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995. Various factors could cause actual results to differ materially from those projected in such statements.